Exhibit 99.1


                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION




               Public Service Company of New Mexico's Responses to
             Fact-Finding Investigation of Potential Manipulation of
                         Electric and Natural Gas Prices
                                  May 22, 2002

A.        1.      Admit or Deny: The company engaged in activity referred to in the Enron memoranda as "Export of California Power" during the period 2001-2002, in which the company buys energy at the Cal
                  PX to export outside of California in order to take advantage of the price spread between California markets (which were capped) and uncapped markets outside California.

                           PNM admits that it purchased 5,635 MWh (or
                  approximately 0.003 percent of its purchases during the period) of energy from the Cal PX at capped prices. All of PNM's purchases of energy from the Cal PX for transactions in the U.S. portion of the WSCC occurred at the Palo Verde Nuclear Generating Station Switchyard or the Four Corners Switchyard, which are outside of the state of California. PNM cannot verify how much of the energy that it purchased from the Cal PX was used to meet its firm retail and wholesale native customer load and how much was sold in wholesale transactions in the secondary market. PNM admits that it attempts to sell energy not needed to meet load at a price in excess of cost, as is appropriate for any business transaction. PNM provides its further explanation of this response below.

                           As a vertically integrated electric utility which
                  provides bundled retail service under the regulatory authority of the New Mexico Public Regulation Commission and full and partial requirements wholesale service under the regulatory authority of FERC, PNM has a primary and overriding public utility obligation to provide safe, reliable, and economic electric service to its firm customers. PNM's trading practices are consistent with satisfying this obligation while managing volatile earnings risks in the immature and emerging wholesale market. PNM engages in forward purchases (day ahead

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                  purchases and longer term purchases) of capacity and energy products primarily to ensure the availability of resources across its expected peak hour and to ensure that should a contingency such as a loss of generation or transmission occur, PNM can satisfy its utility obligation without having to resort to spot market purchases. PNM's policy relevant to the inquiry was to have an intra-day reserve margin of approximately 300 MW above firm system load. The size of the intra-day reserve margin would vary, depending upon the season, expected system conditions, and expected market conditions. After PNM has ensured that its firm service obligation is satisfied, PNM participates in other marketing and trading activities to increase the value of the resources that it owns or purchases.

                           PNM's installed generation resources at year-end 2001
                  consisted of 1,521 MW of capacity from nuclear, coal, and gas/oil-fired generation owned in whole or in part by PNM and located in New Mexico and Arizona. PNM owns no generation in California, is not a Cal ISO scheduling coordinator, and did not transact directly in the Cal ISO markets. PNM therefore is not subject to the ISO's rules applicable to California generators or Cal ISO scheduling coordinators. PNM also has contractual rights to 70 MW of contingent capacity from El Paso Electric Company from that company's Rio Grande Units 7 and 8 in an exchange of transmission services for generation resources. At year-end 2001, PNM had long-term purchase contracts for 382 MW. PNM also is a member of the Southwest Reserve Sharing Group, which involves a generation hazard sharing arrangement among PNM and other southwestern utilities. PNM's 2001 peak load (retail plus firm wholesale requirements) was 1,397 MW.

                           PNM purchased energy from the PX on 74 days during
                  2000 and 2001, purchasing a total of 23,106 MWh, for which it paid approximately $4.6 million. This energy represented 0.12 percent of PNM's energy purchases during the 2000-2001 period. PNM's purchases from the Cal PX at capped prices amounted to approximately 5,635 MWh, or less than 25 percent of PNM's purchases from the Cal PX and approximately 0.003 (three one thousandths) percent of its total purchases during the period. The price of purchases from the Cal PX was uncertain and subject to volatile price risk at the time a transaction was scheduled. The price would not be known until final accounting for transactions, which occurred well after the transaction was completed. The availability of energy from the Cal PX also was uncertain and the energy was subject to interruption in the event of system emergency. As with all energy in forward markets, the price on a forward basis could be higher or lower

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                  than the price available in real time markets. For this
                  reason, PNM's purchases from the Cal PX were limited. However, Cal PX energy was offered for time blocks different than the typical 16-hour time blocks for other products available in the market, and could be used to shape resources available to meet peak demands and to sell into the market. PNM did, on occasion, purchase energy from the Cal PX and some of that energy may have been resold for a price higher than the purchase price. PNM traders made every effort to resell energy for more than its cost, whether generated from PNM-owned resources, purchased from the Cal PX, or purchased from other sellers.

                           Finally, PNM points out that when it purchased energy
                  from the Cal PX for transactions in the U.S. portion of the WSCC, it did so at the Palo Verde Nuclear Generating Station Switchyard and at the Four Corners kV Switchyard. For such transactions in the U.S. portion of the WSCC, PNM did not, so far as it can determine, purchase energy from the Cal PX at points within California and therefore did not "export" California power to points outside California.


         2. If you so admit, provide complete details as to all transactions your company engaged in as part of this activity, including the dates of all purchases and sales of energy and/or ancillary services, counter-parties to the transactions, prices and volumes, delivery points, and corresponding Cal ISO schedules. Also, provide all documents that refer or relate to the activity described immediately above.

                           PNM provides in Exhibit I.A the additional
                  information requested as to the transactions described and documents related to its response to this Request for Admissions. PNM's April 2, 2002 response in this docket already provided sales data as previously requested. The Commission should be aware that, because PNM purchases energy to include in its portfolio, outside of attempting to match the highest priced purchases to the highest priced sale, there is no unambiguous commercial or accounting convention employed by PNM that matches every source of energy with every sale of energy. All such purchases are combined into a portfolio with installed generation which portfolio is available first for native load needs. Only after those needs are met at the lowest price is energy that PNM purchases available for sale. Such sales in real time markets are usually on an economy basis and are recallable for contingencies. PNM's reports submitted to FERC in conjunction with various investigations into transactions in California markets attempt to match its

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                  highest priced purchase with its highest priced sales,
                  although that outcome necessarily is based upon assumptions and not on a tracing of individual MWh. For scheduling purposes, there also is no unambiguous convention, and schedules often are arbitrary and established or recorded for ease of administration of complex and dynamic transactions.

B.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Non-Firm Export" during the period
                  2000-2001, in which the company gets a counterflow (scheduling energy in the opposite direction of a constraint) congestion payment from the Cal ISO by scheduling non-firm energy from a point in California to a control area outside of California, and cutting the non-firm energy after it receives such payment.

                           PNM denies that it engaged in this activity.

         2. If you so admit, provide complete details as to all transactions that your company engaged in as part of this activity, including the dates of all transactions, congestion payments received, corresponding Cal ISO schedules, counter parties, and delivery points. Also, provide all documents that refer or relate to the activity described immediately above.

                           N/A.

C.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Death Star" during the period
                  2000-2001, in which the company schedules energy in the opposite direction of congestion (counterflow), but no energy is actually put onto the grid or taken off of the grid. This allows the company to receive congestion payments from the Cal
                  ISO.

                           PNM denies that it engaged in this activity.

         2. If you so admit, provide complete details as to all transactions that your company engaged in as part of this activity, including the dates of all transactions, all transmission and energy schedules, the counter parties, all congestion payments received. Also provide all documents that refer or relate to the activity described immediately above.

                           N/A.

D.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Load Shift" during the period
                  2000-2001. This variant of "relieving congestion" involves

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                  submitting artificial schedules in order to receive
                  inter-zonal congestion payments. The appearance of congestion is created by deliberately over-scheduling load in one zone (e.g., NP-15), and under-scheduling load in another, connecting zone (e.g., SP-15); and shifting load from a congested zone to the less congested zone, thereby earning congestion payments for reducing congestion.

                           PNM denies that it engaged in this activity.

         2. If you so admit, provide complete details as to all transactions that your company engaged in as part of this activity, including the dates of all transactions, all schedules of load by zone, and congestion payments received. Also, provide all documents that refer or relate to the activity described immediately above.

                           N/A.

E.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Get Shorty" during the period
                  2000-2001, also known as "paper trading" of ancillary services in which it: (i) sells ancillary services in the Day-ahead market; and (ii) the next day, in the real-time market, the company "zeros out" the ancillary services by canceling the commitment to sell and buying ancillary services in the real-time market to cover its position. The phrase "paper trading" is used because the seller does not actually have the ancillary services to sell.

                           PNM denies that it engaged in this activity.

         2. If you so admit, provide complete details as to all transactions that your company engaged in as part of this trading strategy, including the dates of all transactions; prices and volumes for sales of ancillary services in the Day-ahead market; the cancellation of such sales, prices and volumes for the purchase of ancillary services in the real-time market to cover the company's position; and corresponding schedules. Also, provide all documents that refer or relate to the activity described immediately above.

                           N/A.

F.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Wheel Out" during the period
                  2000-2001. Knowing that an intertie is completely constrained
                  (i.e., its capacity is set at zero), or that a line is out of service, the company schedules a transmission flow over the

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                  facility. The company also knows that the schedule will be cut and it will receive a congestion payment without actually having to send energy over the facility.

                           PNM denies that it engaged in this activity.

         2. If you so admit, provide complete details as to all transactions that your company engaged in as part of this activity, including the dates of all transactions, corresponding schedules, counter parties, and congestion payments received. Also, provide all documents that refer or relate to the activity described immediately above.

                           N/A.

G.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Fat Boy" during the period 2000-2001 in which the company artificially increases load on the schedule it submits to the Cal ISO with a corresponding amount of generation. The company then dispatches the generation its [sic] schedules, which is in excess of its actual load. This results in the Cal ISO paying the company for the excess generation. Scheduling coordinators that serve load in California may be able to use this activity to include the generation of other sellers.

                           PNM denies that it engaged in this activity.

         2. If you so admit, provide complete details as to all transactions that your company engaged in as part of this activity, including the dates of all transactions, corresponding schedules, and payments from the Cal ISO for excess generation (including both price and volumes). Also, provide all documents that refer or relate to the activity described immediately above.

                           N/A.

H.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Ricochet," also known as "megawatt laundering," during the period 2000-2001, in which the company: (i) buys energy from the Cal PX and exports to another entity, which charges a small fee; and (ii) the first company resells the energy back to the Cal ISO in the real-time market.

                           PNM denies that it engaged in activity described in
                  the Enron memoranda as "Ricochet," also known as "megawatt laundering," during the period 2000-2001. PNM engaged in other

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                  transactions in which PNM provided services to others that would permit counter parties to engage in transactions in real time markets in California or elsewhere, as explained below.

                           Since 1997, PNM has been providing a service to
                  numerous utilities, generators, and marketers known as Parking Service. PNM provides such service pursuant to the WSPP agreement on a long-term and a short-term basis, with transactions for a period of a month or longer subject to a written Confirmation Agreement or other written documentation. Parking service involved a purchase of energy by PNM in forward markets and did not involve energy purchased in Day Of markets, as in the "Ricochet" strategy. In real time, PNM would resell energy to the party from which PNM purchased the energy. This service is similar to, if not identical to, parking services provided in natural gas markets, some of which may be certificated by FERC under the Natural Gas Act. The purpose of such service was for PNM to obtain compensation for enabling sellers (typically but not always those that were not control areas) to execute arbitrage strategies between day ahead prices and anticipated real time prices. This service also allowed PNM to have access to energy in real time, if it were to need such energy to serve its paramount utility obligations and if it were able to reach agreement that the counter party would sell the parked energy to PNM.

                           For longer-term transactions, the product that PNM
                  sold was the availability of the service during a future period, and neither the source of energy nor the load to be served would be specified in advance. When PNM purchased energy in the day ahead market as part of a parking transaction, the destination of the energy for the real time market for the next day would be unknown. For scheduling purposes, such energy could have a tag as originating in the Cal ISO control area, but that would not necessarily identify the source of the seller's energy as being "from the Cal PX." In real time, PNM's sales to a counter party to a Parking transaction would be to a delivery point and in quantities as requested by the purchaser from hour to hour. The control area where such sales were made thus could be the Cal ISO or another control area. However, because all parking transactions involved purchases in day ahead markets, the sellers were not engaged in a "Ricochet" strategy as described in the Enron memoranda and the Staff's question.

         2. If you so admit, provide complete details as to all transactions that your company engaged in as part of this activity, including the dates for all transactions, names of counter parties and whether they were affiliates, the fees

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                  charged, prices and volumes for energy that was bought and then re-sold. Also, provide all documents that refer or relate to the activity described immediately above.

                           PNM denies that it engaged in this activity. Subject
                  to a request for confidential treatament, PNM provides certain contractual documents in Exhibit I.A.H related to its Parking transactions described above.

I.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Selling Non-firm Energy as Firm
                  Energy" during the period 2000-2001, in which the company sells or resells what is actually non-firm energy to the Cal
                  PX but claims that it is "firm" energy. This allows the company to receive payment from the Cal ISO for ancillary services that it claims to be providing, but does not in fact provide.

                           PNM denies that it engaged in this activity.

         2. If you so admit, provide complete details as to all transactions that your company engage in as part of this activity, including the dates for all transactions, prices and volumes, and corresponding schedules. Also, provide all documents that refer or relate to the activity described immediately above.

                           N/A.

J.        1.      Admit or Deny: The company engaged in activity described in the Enron memoranda as "Scheduling Energy to Collect
                  Congestion Charge II" during the period 2000-2001, in which the company: (i) schedules a counterflow even though it does not have any available generation; (ii) in real time, the Cal
                  ISO charges the company for each MW that it was short; and
                  (iii) the company collects a congestion payment associated with the counterflow scheduled. This activity is profitable whenever the congestion payment is greater than the charge associated with the energy that was not delivered.

                           PNM denies that it engaged in this activity.

         2. If you so admit, provide complete details as to all transactions that your company engaged in as part of this activity, including the dates for all transactions, corresponding schedules, prices and volumes, and congestion payments received. Also, provide all documents that refer or relate to the activity described immediately above.

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                           N/A.

K.        1.      Admit or Deny: The company engaged in any activity during the period 2000-2001 that is a variant of any of the above-described activities or that is a variant of, or uses the activities known as "inc-ing load" or "relieving congestion," as described above

                           PNM denies that it "engaged in any activity during
                  the period 2000-2001 that is a variant of any of the above-described activities or that is a variant of, or uses the activities known as "inc-ing load" or "relieving congestion," as described above." For purposes of this denial, PNM interprets "variant" in its usual and customary sense. PNM has explained certain activity in its response to Requests for Admissions I.A.1. and I.H.1 above that may be deemed to be a "variant" and therefore incorporates its explanation here. PNM is not aware of any activity that would be described as a "variant" of this activity, except as explained above, and therefore its denial is subject to amendment or supplementation, if at any time the question is given greater specificity.

         2. If you so admit, provide a narrative description of each specific time in which the company engaged in such activity and provide complete details of those transactions, including the dates of the transactions, counter parties, prices and volumes bought or sold, corresponding schedules and any congestion payments received. Also, provide all documents that refer to or relate to such activities.

                           N/A.

II.      Requests For Production Of Documents


A. Provide copies of all communications or correspondence, including e-mail messages, instant messages, or telephone logs, between your company and any other company (including your affiliates or subsidiaries) with respect to all of the trading strategies discussed in the Enron memoranda (both the ten "representative trading strategies" as well as "inc-ing load" and "relieving congestion"). This request encompasses all transactions conducted as part of such trading strategies engaged in by your company and the other company in the U.S. portion of the WSCC during the period 2000-2001.

                  PNM is providing in Exhibit II.A. a copy of a letter and attached document that it received from Enron by telecopy on or about May 15, 2002. Enron's letter advises PNM that Enron is providing the

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         document to FERC and other governmental authorities in response to requests for production of documents that it has received relating to the trading strategies in the Enron memoranda. PNM therefore believes that this document may be responsive to this request for production, but has no independent way of verifying that this letter and the attachment are responsive. PNM engaged in numerous energy purchase and sale transactions and transmission service transactions during the period that were blind market transactions which could have been, without PNM's knowledge, "with respect to" the Enron-described trading strategies, if they existed and were consummated in individual transactions.

B. Provide copies of all material, including, but not limited to, opinion letters, memoranda, communications (including e-mails and telephone logs), or reports, that address or discuss your company's knowledge of, awareness of, understanding of, or employment or use of any of the trading strategies discussed in the Enron memoranda, or similar trading strategies, in the U.S. portion of the WSCC during the period 2000-2001. The scope of this request encompasses all material that address or discuss your company's knowledge or awareness of other companies' use of the trading strategies discussed in the Enron memoranda, or similar trading strategies, including, but not limited to:
        (i) offers by such other companies to join in transactions related to such trading strategies, regardless of whether such offers were declined or accepted; and (ii) possible responses by your companies to other companies' use of such trading strategies. To the extent that you wish to make a claim of privilege with respect to any responsive material, please provide an index of each of those materials, which includes he date of the each individual document, its title, its recipient(s) and its ender(s), a summary of the contents of the document, and the basis of the claim of privilege.


                  PNM is providing in Exhibit II.B. copies of documents that it has found in its possession, custody, or control that are responsive to this question except for voluminous information contained in its files relating to numerous proceedings pending before the Commission or appellate courts relating to activity in California markets during the period that may contain information responsive to this request. PNM also is not providing copies of newspapers of general circulation or trade press articles that may be responsive to the request. PNM is providing a copy of a cross-complaint filed by various Duke affiliates relating to complaints in state court in California where the original complaint may also be responsive to this request.


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III.     Requests for Other Information


A. On page 2 of the December 8, 2000, Enron memorandum, the authors allege that traders have learned to build in under-scheduling of energy into their models and forecasts. State whether your company built under-scheduling into any of its models or forecasts during the period 2000-2001, and provide a narrative description of such activity. Provide copies of all such models or forecasts prepared by or relied on by your company during the period 2000-2001 that had under-scheduling built into them.

                  PNM did not build under-scheduling into any models or forecasts during the period 2000-2001. PNM therefore provides no narrative description or documents responsive to this request.

B. Refer to the discussion of the trading strategy described as "Ricochet" in the Enron memoranda. State whether your company purchased energy from, or sold energy to, any Enron company, including Portland General Electric company, as part of a `Ricochet" (or megawatt laundering) transaction during the period 2000-2001. Provide complete details as to such transactions, including the dates of the transactions; the names, titles, and telephone numbers of the traders at you company who engaged in such transactions; the prices at which your company bought and sold such energy (on a per transaction basis); and all corresponding schedules.

                  PNM purchased energy from and sold energy to Enron (defined for purpose of this response as any Enron company, including Portland General Electric Company) in numerous transactions that were part of its Parking Service described in response to Request for Admissions I.H. PNM has no knowledge whether any other purchases from or sales to an Enron company were part of any such strategy, and therefore is unable to provide any additional information or documents responsive to this request.

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CONCLUSION

                  PNM's responses to these questions are based upon diligent efforts to understand and respond to the Staff's questions. PNM's responses also are based upon its knowledge of its transactions. PNM cannot know, in the ordinary course of business, the activities of its trading counter parties and therefore cannot know whether it may indirectly be involved in or be party to any particular transactions or strategies engaged in by trading counter parties, except when such involvement may specifically be brought to its attention. PNM's search for documents responsive to the questions was diligent within the time available to respond. PNM will supplement its responses if additional documents or information becomes available. PNM also limited its documentary response for Request II.B. to the period ending May 5, 2002, which was the last date before the Commission made the Enron memoranda available on its web site.

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